Exhibit 4.2.2

WHALESHARK MEDIA, INC.

AMENDMENT TO

THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Amendment”), which amends that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated October 28, 2011 (the “Original Agreement”), by and among WhaleShark Media, Inc., a Delaware corporation (the “Company”), the persons and entities set forth on Exhibit A thereto (each a “Common Stockholder” and collectively, the “Common Stockholders”) and the persons and entities set forth on Exhibit B thereto (each an “Investor” and collectively, the “Investors”), is made and entered into as of May 10, 2012. Unless otherwise defined herein, capitalized terms shall have the definitions ascribed to them in the Original Agreement.

RECITALS

WHEREAS, Section 5.2 of the Original Agreement provides that the Original Agreement may be amended by a written instrument signed by (a) the Company and (b) Investors holding (i) a majority of the shares of Preferred Stock then outstanding, voting together as a single class, (ii) a majority of the Series B-3 Preferred Stock then outstanding and (iii) a majority of the Series BB-3 Preferred Stock then outstanding (the “Requisite Stockholders”).

WHEREAS, the Company and the Requisite Stockholders desire to amend the Original Agreement as set forth herein.

AMENDMENT

1. The preamble of the Original Agreement is hereby amended and restated in its entirety as follows:

THIS THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made and entered into as of October 28, 2011 by and among WhaleShark Media, Inc., a Delaware corporation (the “Company”), those holders of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), or options to acquire Common Stock set forth on Exhibit A attached to this Agreement (together with any other person who becomes a party hereto as a Common Stockholder pursuant to Section 3, individually, a “Common Stockholder,” and collectively, the “Common Stockholders”), and the holders of the Company’s Series B-1 Preferred Stock, par value $0.001 per share (“Series B-1 Preferred Stock”), Series B-2 Preferred Stock, par value $0.001 per share (“Series B-2 Preferred Stock”), Series B-3 Preferred Stock, par value $0.001 per share (“Series B-3 Preferred Stock”), Series BB-3 Preferred Stock, par value $0.001 per share “Series BB-3 Preferred Stock”), Series B-4 Preferred Stock, par value $0.001 per share (“Series B-4 Preferred Stock”) and Series B-5 Preferred Stock, par value $0.001 per share (“Series B-5 Preferred Stock,” together with the Series B-1 Preferred Stock, Series B-2 Preferred Stock, Series B-3 Preferred Stock, Series BB-3 Preferred Stock and Series B-4 Preferred Stock, collectively “Preferred Stock”), as set forth on Exhibit B attached to this Agreement (together with any other person who becomes a party hereto as an Investor pursuant to Section 5.2, individually, an “Investor,” collectively, the “Investors,” and together with the Common Stockholders, the “Stockholders”).

2. Entire Agreement. The Original Agreement, as modified by this Amendment, and the documents referred to herein and therein constitute the entire agreement among the parties in respect of the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

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2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

COMPANY:

WHALESHARK MEDIA, INC.

By:	/s/ G. Cotter Cunningham
G. Cotter Cunningham,
President and Chief Executive Officer

Address:	301 Congress Avenue, Suite 700
Austin, Texas 78701

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

COMMON STOCKHOLDERS:

/s/ G. Cotter Cunningham
G. Cotter Cunningham

INVESTORS:

AUSTIN VENTURES IX, L.P.

By:	AV Partners IX, L.P.,
its general partner

By:	AV Partners IX, LLC,
its general partner

By:	/s/ Philip Siegel
Member

AUSTIN VENTURES X, L.P.

By:	AV Partners X, L.P.,
its general partner

By:	AV Partners X, LLC,
its general partner

By:	/s/ Philip Siegel
Member

Address: 300 West 6th Street, Suite 2300
Austin, Texas 78701-3902
Attn:	C. Thomas Ball

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Norwest Venture Partners XI, LP
By:	Genesis VC Partners XI, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Jeff Crowe
Jeff Crowe

Norwest Venture Partners VII-A, LP
By:	Itasca VC Partners VII-A, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Kurt Betcher
Kurt Betcher

Norwest Venture Partners VI-A, LP
By:	Itasca VC Partners VI-A, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

By:	/s/ Kurt Betcher
Kurt Betcher

Address: 525 University Ave., Suite 800
Palo Alto, CA 94301-1922
Attn:	Kurt Betcher, CFO

With a copy to:

Norwest Venture Partners XI, LP
525 University Ave., Suite 800
Palo Alto, CA 94301-1922
Attn:	John M. Geschke, General Counsel

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

ADAMS STREET 2010 DIRECT FUND, L.P.
By:	ASP 2010 Direct Management, LLC, its General Partner
By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

ADAMS STREET 2009 DIRECT FUND, L.P.
By:	ASP 2009 Direct Management, LLC, its General Partner
By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

ADAMS STREET 2008 DIRECT FUND, L.P.
By:	ASP 2008 Direct Management, LLC, its General Partner
By:	Adams Street Partners, LLC, its Managing Member

By:	/s/ Robin Murray
Name:	Robin Murray
Title:	Partner

Address: c/o Adams Street Partners, LLC
One North Wacker Drive, Suite 2200
Chicago, IL 60606-2823
Attn:	Sejal Shah

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

GOOGLE VENTURES 2011, L.P.

By:	Google Ventures 2011 GP, L.L.C.,
its general partner

By:	/s/ William J. Maris
Name:	William J. Maris
Title:	Member

Address:	1600 Amphitheatre Parkway
Mountain View, CA 94043
Attn: Karim Faris

With a copy to:

Google Ventures 2011, L.P.
Attn: General Counsel, Google Ventures
Email: gv-notice@google.com

Duncan Jennings

Max Jennings

Richard Foister

Antonio Argiolas

Daniel Bower

John-Paul Jones

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INSTITUTIONAL VENTURE PARTNERS XIII L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Jules Maltz
Title:

JP MORGAN DIGITAL GROWTH FUND L.P.

By:	J.P. Morgan Investment Management Inc.
Its:	Investment Advisor

By:	/s/ Robert Cousin
Name:	Robert Cousin
Title:	Managing Director

Executed by King Holdings (Vic) Pty Ltd ACN 147 435 970 in its capacity as trustee for the King Holdings Trust, in accordance with S. 127 of the Corporations Act 2001 by being signed by the following officer:

Guy Phillip King being the sole director and company secretary

Executed by Clark/Kirk Holdings Pty Ltd ACN 147 455 767 in its capacity as trustee for the Clark/Kirk Holdings Trust, in accordance with S. 127 of the Corporations Act 2001 by being signed by the following officer:

Bevan Heath Clark being the sole director and company secretary

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

MOUVEO, a French société à responsibilité limitée, registered with the Trade and Companies Registry of Vannes under number 539 803 775

By:	/s/ Olivier David
Name:	Olivier David
Title:	Gérant

INVENTUZ, a French société à responsibilité limitée, registered with the Trade and Companies Registry of Vannes under number 539 805 572

By:	/s/ Francois Larvor
Name:	Francois Larvor
Title:	Gérant

SIGNATURE PAGE TO AMENDMENT TO THIRD AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT